UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a–12

CCC INFORMATION SERVICES GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑		No fee required

☐		Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

This filing consists of a memorandum sent by Githesh Ramamurthy, Chairman and Chief Executive Officer of CCC, to CCC employees on December 16, 2005.

[GRAPHIC APPEARS HERE]

MEMO

TO:	All CCC Employees

FROM:	Githesh Ramamurthy

RE:	Investcorp Transaction Status and Next Steps

DATE:	December 16, 2005

As the year draws to a close, I wanted to update you on the status of the Investcorp transaction and the expected timing for closing. As you may recall, the closing of the acquisition is subject to a number of conditions, including CCC stockholder approval of the Merger Agreement.

In order to obtain CCC stockholder approval, we are required to prepare and mail a proxy statement and hold a meeting of the CCC stockholders to approve the acquisition. CCC has filed its preliminary proxy statement with the SEC, and that filing is currently being reviewed by the SEC staff. We expect to complete the SEC review process and mail the proxy statement sometime between mid-December and early January.

Once we complete the SEC review process, we will set a date for the stockholders meeting. The stockholders meeting will likely be held sometime between mid-January and early February. Given stockholder approval, we expect that the closing would occur one or two days thereafter.

We are excited about the transaction with Investcorp and will provide further information to you in the coming weeks as we move closer to closing. As we have said in the past, it is important that we all continue to focus on achieving our goals for the business and delivering value to our customers. We look forward to working with each of you to create the next successful chapter in CCC’s history.

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.